UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 8, 2007

Veritas DGC Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-7427	76-0343152
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

10300 Town Park Drive
Houston, Texas	77072
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (832) 351-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02          Unregistered Sales of Equity Securities.

On various dates from December 18, 2006 through December 21, 2006, holders of $130.5 million in aggregate principal amount of the Floating Rate Convertible Senior Notes Due 2024 (the “Convertible Notes”) issued by Veritas DGC Inc. tendered their Convertible Notes for conversion into cash and common stock of Veritas DGC, par value $0.01 per share (“Common Stock”), in accordance with the terms of the Indenture dated March 3, 2004 (the “Indenture”) between Veritas DGC and U.S. Bank National Association, as trustee, governing the Convertible Notes.  The Convertible Notes are currently convertible into a combination of cash and Common Stock at a fixed conversion price of $24.03, which is equivalent to a conversion ratio of approximately 41.6146 shares of Common Stock per $1,000 principal amount of Convertible Notes.  In general, upon conversion of a Convertible Note, the holder receives cash equal to the principal amount of the Convertible Notes and Common Stock for the Convertible Note’s conversion value in excess of such principal amount.  Under Section 10.02(b) of the Indenture, holders of the Convertible Notes do not become record holders of Common Stock until, at the earliest, the Determination Date.  Under Section 10.14 of the Indenture, the Determination Date is defined as the 10th trading day on the New York Stock Exchange beginning on the second trading day following the day the relevant Convertible Notes are tendered for conversion.  Under the terms of the Indenture, the conversion value of the Convertible Notes and the number of shares of Common Stock issuable to the former holders of the Convertible Notes is not known until the Determination Date.  The following table sets forth the date the Convertible Notes were tendered for conversion, the aggregate principal amount of Convertible Notes tendered for conversion, the date the shares of Common Stock were issued to the former holders of the Convertible Notes, and the number of shares of Common Stock issued upon conversion of the Convertible Notes:

Date Convertible Notes Tendered for Conversion	Aggregate Principal Amount Tendered for Conversion	Date the Shares of Common Stock Issued	Number of Shares of Common Stock Issued
12/18/2006	$17,200,000	01/08/2007	511,294
12/19/2006	$13,000,000	01/09/2007	386,195
12/20/2006	$50,557,000	01/10/2007	1,500,363
12/21/2006	$49,743,000	01/11/2007	1,473,942

A total of $24.5 million in remaining aggregate principal amount of the Convertible Notes was outstanding as of January 10, 2007.

No consideration was received by Veritas DGC in connection with the conversion of any of the Convertible Notes or the issuance of the Common Stock upon conversion.  Veritas DGC relied upon the exemption from registration set forth in Section 3(a)(9) of the Securities Act of 1933, as amended, in connection with the issuance of such Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITAS DGC INC.

Date:	January 11, 2007	By:	/s/ LARRY L. WORDEN
		Name:	Larry L. Worden
		Title:	Vice President, General Counsel and
Secretary